SECURE AMERICA ACQUISITION CORPORATION
1005 North Glebe Road, Suite 550
Arlington, VA 22201
July [●], 2007

Homeland Security Capital Corporation
4100 N. Fairfax Drive, Suite 1150
Arlington, VA 22203

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (“Effective Date”) of the registration statement for the initial public offering (“IPO”) of the securities of Secure America Acquisition Corporation, a Delaware corporation (the “Company”), and continuing until the earlier of the consummation by the Company of a “business combination” or the Company’s liquidation (as described in the Company’s IPO prospectus) (the “Termination Date”), Homeland Security Capital Corporation shall make available to the Company certain office and secretarial services as may be required by the Company from time to time, situated at 1005 North Glebe Road, Suite 550, Arlington, VA 22201. In exchange therefore, the Company shall pay Homeland Security Capital Corporation the sum of $7,500 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

Homeland Security Capital Corporation hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the trust account described in the Company’s IPO prospectus (the “Trust Account”), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

Very truly yours,

SECURE AMERICA ACQUISITION CORPORATION

By:
Name: Harvey L. Weiss Title: Co-Chief Executive Officer

AGREED TO AND ACCEPTED BY: HOMELAND SECURITY CAPITAL CORPORATION

By:
Name: C. Thomas McMillen Title: Chief Executive Officer